Exhibit 10.1

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDMENT NO. 3 TO LICENSE AGREEMENT

This AMENDMENT NO. 3 TO LICENSE AGREEMENT (the “Amendment No. 3”)

made and effective as of March 27, 2026 (the “Amendment No. 3 Effective Date”), is by and between Immunome, Inc., a Delaware corporation with offices at 18702 N Creek Parkway South, Suite #100, Bothell, WA 98011 (“Immunome”) and Bristol-Myers Squibb Company, a Delaware corporation with office at Route 206 and Province Line Road, Princeton, New Jersey 08543 (“BMS”). Immunome and BMS are together referred to in this Amendment No. 3 as the “Parties” and individually as a “Party.”

Background:

BMS and Immunome (as assignee of Ayala Pharmaceuticals, Inc.) are parties to a License Agreement dated as of November 29, 2017 (as previously amended, the “License Agreement”). The Parties now wish to amend the License Agreement in accordance with the terms set forth below. Capitalized terms used but not otherwise defined in this Amendment No. 3 shall have the meanings assigned to them in the License Agreement.

Terms:

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of whereof are hereby acknowledged, the Parties agree as follows:

1.
Forecasts. Section 8.4.5 of the License Agreement is hereby amended and restated in its entirety to provide as follows:

8.4.5 Forecast. At least [***] ([***]) [***] before the anticipated First Commercial Sale, the Company shall provide a non-binding good faith forecast of sales and royalties for the [***] period immediately following such anticipated date (the “Forecast Period”). The Company shall [***] notify BMS of any material changes to such forecast applicable to the Forecast Period.

2.
Publicity. Section 15.9 of the License Agreement is hereby amended and restated in its entirety to provide as follows:

15.9 Publicity.

(a)
Initial Press Release. Upon execution of this Agreement, Company may issue the press release announcing the existence of this Agreement in the form and substance as set forth in Appendix 5.
(b)
Consent Requirement. BMS agrees not to issue any press release or other public statement disclosing information relating to this Agreement or the transactions contemplated hereby (other than information previously publicly disclosed, including information contained in the press release referenced in Section 15.9(a)) without the prior written consent of Company, and Company agrees not to issue any press release or other public statement disclosing financial terms of this Agreement (to the extent not previously publicly disclosed) without the prior written consent of BMS, provided, however, that in both cases: (i) such consent shall not be unreasonably withheld, delayed or conditioned and (ii) any disclosure which is required by Law or the rules of a securities exchange, as reasonably advised by the disclosing Party’s outside counsel, may be made without the other Party’s prior consent, provided, that if disclosure is required by Law or the rules of a securities exchange, the Parties shall use appropriate diligent efforts to minimize such disclosure and obtain confidential treatment for any such information that is disclosed.
(c)
Review Requirement. Except as provided in Section 15.9(b), Company may issue any press release and other public statement relating to this Agreement and the transactions contemplated hereby, including without limitation the ongoing Development and/or Commercialization of Licensed Compounds and/or Licensed Products, without any review by, or consent of, BMS; provided, however, BMS shall have the right to review any such press release or public statement that discloses (i) Confidential Information of BMS or a patentable invention, (ii) the name or any tradename, logo or trademark of BMS or any Affiliate of BMS (or any abbreviation, including “BMS”, or any adaptation of any of the foregoing) or (iii) information regarding any product of BMS or of any Affiliate of BMS; provided, that no such review right shall apply to: (x) disclosure of the existence of this Agreement or the naming of BMS as licensor and (y) factual statements regarding this Agreement or its terms that are already in the public domain.
(d)
Procedural Requirements. For all press releases and other public statements requiring the consent or review of a Party pursuant to Section 15.9(b) or Section 15.9(c) (each, a “Relevant Announcement”), each Party agrees to provide to the other Party a copy of any such Relevant Announcement as soon as reasonably practicable under the circumstances prior to its scheduled release. Except under extraordinary circumstances, each Party shall provide the other with an advance copy of any such Relevant Announcement [***] ([***]) [***] prior to its scheduled release. Each Party shall have the right to expeditiously review and recommend changes to any portion of such Relevant Announcement within the purview of its consent or review rights and, except as otherwise required by Law or the rules of a securities exchange, the Party whose Relevant Announcement has been reviewed [***]. The contents of any Relevant Announcement which has been reviewed and, if applicable, approved by the reviewing Party can be re-released by either Party without a requirement for re-review or re-approval, as applicable. [***].
3.
Full Force and Effect. Except as expressly amended hereby, the License Agreement shall remain unchanged and in full force and effect in accordance with its original terms; provided that, to the extent that any of the terms and conditions of this Amendment No. 3 are inconsistent with the terms and conditions of the License Agreement, the terms of this Amendment No. 3 will govern.

4.
Governing Law. This Amendment No. 3 shall be governed by, enforced, and shall be construed in accordance with the laws of the State of Delaware without regard to its conflicts of law provisions.
5.
Miscellaneous. This Amendment No. 3 may be executed by the Parties on separate counterparts, both of which shall be an original and both of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 3 as of the Amendment No. 3 Effective Date.

BRISTOL-MYERS SQUIBB COMPANY

By:/s/ Samantha Glassford Tipton

Name: Samantha Glassford Tipton

Title: Sr. Director, Global Alliances

IMMUNOME, INC.

By:/s/ Clay Siegall

Name: Clay Siegall, PhD

Title: CEO